                                                                  Exhibit 3.1(f)

              FORM CD-72-30M-4/B6-808391

- ------------          The Commonwealth of Massachusetts
  Examiner
                OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                                                          FEDERAL IDENTIFICATION
                   MICHAEL JOSEPH CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASS. 02108  No.  04-2532311
                                                             -------------------

                             ARTICLES OF AMENDMENT

                    General Laws, Chapter 156B, Section 72

              This certificate must be submitted to the Secretary of the

            Commonwealth within sixty days after the date of the vote of stock-

            holders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B. Section 114. Make check payable to the Commonwealth of Massachusetts.

                                   ----------------

            We,  Herbert E. Dunnington, President and
                 William R. Freeman, Clerk


                                The Safety Fund Corporation
            ....................................................................
                                    (Name of Corporation)

            located at  470 Main Street, Fitchburg, Massachusetts    01420
                        ........................................................

- ------------do hereby certify that the following amendment to the articles of Name
Approved    organization of the corporation was duly adopted at a meeting held

            on April 25      , 1988    , by vote of

               867,561   shares of Common   out of 1,055,967 shares outstanding,
            .............         ..........      ...........
                               (Class of Stock)

                         shares of        out of         shares outstanding, and
            .............        ..........     .........
                               (Class of Stock)

                         shares of          out of           shares outstanding,
            .............         ..........      ...........
                               (Class of Stock)

                         being at least a majority of each class outstanding and

                         entitled to vote thereon:/1/
            CROSS OUT

            INAPPLICABLE

            CLAUSE


C [ ]

P [ ]

M [ ]


                /1/For amendments adopted pursuant to Chapter 156B, Section 70.

                /2/For amendments adopted pursuant to Chapter 156B, Section 71.

            Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x
            11 sheets of paper leaving a left hand margin of at least 1 inch for
- ----------- binding. Additions to more than one Amendment may be continued on a
   P.C. single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

- -----------------------------------------------------------------------
                      NO PAR VALUE         WITH PAR VALUE        PAR
KIND OF STOCK       NUMBER OF SHARES      NUMBER OF SHARES      VALUE
- -----------------------------------------------------------------------
  COMMON                                   1,600,000            $5.00
- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------
 PREFERRED                                   100,000             $10.
- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

CHANGE the total to:

- -----------------------------------------------------------------------
                      NO PAR VALUE         WITH PAR VALUE        PAR
KIND OF STOCK       NUMBER OF SHARES      NUMBER OF SHARES      VALUE
- -----------------------------------------------------------------------
  COMMON                                   3,200,000            $5.00
- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------
 PREFERRED                                   100,000             $10.
- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

  The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 25th day of April, in the year 1988.

                                   /s/ Herbert E. Dunnington President/
- ------------------------------------------------------------

                                      /s/ William R. Freeman     Clerk/
- ------------------------------------------------------------

                       THE COMMONWEALTH OF MASSACHUSETTS


                             ARTICLES OF AMENDMENT

                   (General Laws, Chapter 156B, Section 72)

                I hereby approve the within articles of amendment

               and, the filing fee in the amount of $4,000.00

               having been paid, said articles are deemed to have

               been filed with me this 26th

               day of April, 1988.





                            /s/ Michael J. Connolly

                            MICHAEL JOSEPH CONNOLLY

                              Secretary of State





                   TO BE FILLED IN BY CORPORATION

                   PHOTO COPY OF AMENDMENT TO BE SENT

               TO: John C. Craig, Esquire
                   ...................................
                   Craig and Macauley Professional Corporation
                   Federal Reserve Plaza
                   ...................................    [A TRUE COPY ATTEST
                   600 Atlantic Avenue                     STAMP APPEARS HERE]
                   Boston, Massachusetts 02210
                   ...................................

                   Telephone (617) 367-9500
                            ..........................